EXHIBIT 32.1

CERTIFICATION OF PERIODIC FINANCIAL REPORTS

Solely for the purposes of complying with Section 906 of the Sarbanes-Oxley Act of 2002, we, William D. Gehl, Chairman of the Board of Directors and Chief Executive Officer, and Thomas M. Rettler, Vice President and Chief Financial Officer, of Gehl Company, certify, based on our knowledge, that:

(1)	the Annual Report on Form 10-K for the year ended December 31, 2006 (the “Annual Report”) to which this statement is an exhibit fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. 78m or 78o(d)); and

(2)	information contained in the Annual Report fairly presents, in all material respects, the financial condition and results of operations of Gehl Company.

Dated: March 2, 2007

/s/ William D. Gehl William D. Gehl

/s/ Thomas M. Rettler Thomas M. Rettler